American Capitol Assumption Agreement
                          Exhibit IV.B. - Enhancement

     Methodology for Sharing Statutory Gains and Losses Between
             American Capitol and Guaranty Associations

Objective

The Parties' objective is to have a formula-driven methodology for adjusting the financial deficiency funding provided by the guaranty associations. The adjustment should take place in a reasonable time, such as 3 years, after closing such that the uncertainty as to the potential profitability of the business is significantly reduced. The adjustment will take the form of a sharing of statutory gains and losses (actual gains/losses plus updated projected gains/losses) to the extent they exceed the gains/losses that were "expected" as of the closing date upon which the financial deficiency funding was based. The methodology for determining the adjustment should have an appropriate balance between equity to the Parties and simplicity to administer. To the extent possible, the calculation formulas should use factors agreed upon at closing and not be subject to renewed negotiation at the time of settlement.

Initial Data

Initial Funding by GAs:  $5.1 million, by agreement, representing the sum of the $1.8 million AC investment in Statesman and $3.3 million present value of expected future losses on the three blocks of business.

Effective Date:  6/1/99 for Attained Age and Issue Age blocks.

                 11/1/98 for the Pre-Standard block, which was the effective date of AC's coinsurance of that block.

Projected Policy Count and Statutory Gains and Losses:

  Attained Age:  Use D. Hawkin's latest projection (4/30/99), which was basis for agreed funding. It has a valuation date of 1/1/99.

  Pre-Standard:  Use G.P. Monnin's Test Code 502 since it is the medium shock lapse/anti-selection scenario and, when combined with the Attained Age projection, results in a 20% rate of return on the $1 million allowance from American Capitol for these two blocks in the development of the $5.1 million funding. It has a valuation date of 4/1/99. Use AC's reported gain of $122,900 on this block for the period 11/1/98 to 3/31/99.

  Issue Age:     Use D. Hawkin's latest projection (4/30/99, with
                 reduced commissions) adjusted by reducing each year's projected gains or losses, consistent with American Capitol's method of arriving at a $4.3 million present value. It has a valuation date of 1/1/99.

                   Projected Pre-Tax Statutory Gains/Losses

    Year           502          Issue       Attained
   Ending      Pre-Standard      Age          Age        Total

12/31/1998         49,160                                49,160
12/31/1999        360,491   -1,809,351     -98,912   -1,547,772
12/31/2000        289,554   -1,437,091    -114,696   -1,262,233
12/31/2001        245,205     -960,868    -115,623     -831,286
12/31/2002        206,563     -566,222     -94,944     -454,603
12/31/2003        169,814     -222,650     -69,372     -122,208
12/31/2004        143,879       17,593     129,010      290,482
12/31/2005        121,014       67,844     278,021      466,879
12/31/2006        101,940       77,284     286,960      466,184
12/31/2007         84,716       68,365     296,086      449,167
12/31/2008         70,219       50,311     300,489      421,019

                              Projected Policy Count

  Year             502           Issue       Attained
Ending          Pre-Standard      Age          Age        Total

12/31/1998
12/31/1999          1,092        6,193       5,787       13,072
12/31/2000            780        4,954       4,538       10,272
12/31/2001            557        3,964       3,765        8,286
12/31/2002            434        3,171       3,170        6,775
12/31/2003            341        2,537       2,693        5,571
12/31/2004            270        2,029       2,289        4,588
12/31/2005            215        1,623       1,946        3,784
12/31/2006            171        1,299       1,654        3,124
12/31/2007            136        1,039       1,406        2,581
12/31/2008            108          831       1,195        2,134

Investment Earnings Rate:  5.3%, as used in projections

Discount Rate:

     Pre-Standard:    20%
     Issue Age:        5.3%
     Attained Age:    20%

Assumed Present Value, as of 12/31/01 of Future Statutory Gains and Losses Per Policy In Force at 12/31/01:

     Pre-Standard:   $935
     Issue Age:      -132
     Attained Age:    101

e.g., Attained Age = [(-$94,944 ) 1.20) + (-$69,372 ) 1.202) + ... +
($300,489 ) 1.20 )]) 3,765 pols.

Annuity Factor at 12/31/01:

     Pre-Standard:   1.80
     Issue Age:      2.70
     Attained Age:   2.19

e.g., Attained Age = [(3,170 ) 1.20) + (2,693 ) 1,20 ) + ... +
(1,195 ) 1.207)] ) 3,765

Statutory Gains and Losses Share Percentage to GAs:

Excess of Expected Over Actual                           0%
First $500,000 of Excess of Actual over Expected        50%
Next $500,000 of Excess of Actual over Expected         75%
Over $1,000,000 of Excess of Actual over Expected       90%

Additional Active Life, Unearned Premium, and Claim Reserves at
Effective Date:

  For Attained Age and Issue Age, reserves as booked by Statesman at 12/31/98 and funded by GAs.

  For Pre-Standard, reserves as transferred by Statesman to AC at 11/1/98.

  Tabular factors for future Additional Active Life Reserves will be same as used in projections.

Experience Period for Determining Final Settlement: Effective Date through 12/31/01.

Final Settlement Date:   September 1, 2002, which will allow the use
                 of June, 2002 paid claims on 2001 and prior incurrals to estimate the 12/31/01 claim reserves.

Data Needed at Final Settlement

  Number of policies in force at 12/31/01 for each product.

  "Actual" Statutory Gains and Losses on each of 3 blocks for each calendar year from effective date to 12/31/01, with corresponding policy years of exposure. Exposure will be tabulated using monthly policy counts.

  Any policies that are converted/re-written to American Capitol/Texas Imperial Medicare Supplement policy forms will be tracked for purposes of this enhancement calculation and the appropriate gain/loss data included in the calculation as if the conversion did not take place.

     Actual Statutory Gains and Losses during first 3 years:

     An accounting will be done for the three blocks after each calendar yearend. A final accounting will be done after paid claims through 6/30/02 are reported. The formula will be:

     Actual Statutory Gain/Loss = Earned Premium
                                + Interest on Reserves(5.3% H Avg. policy
                                       + claim reserve balance)
                                - Paid Claims*
                                - Increase in Claim Reserve @
                                - Increase in Additional Active Life Reserve @
                                - Earned Commissions
                                - Accrued Premium Tax
                                - Maintenance Expense Allowance (8% of
                                        Earned Premium)

     @ For the period 1/1/99 through the Closing Date, Earned
     Commissions on the Issue Age business will be calculated as 20.8% of collected premium.

     *Paid claims includes amounts paid in settlement of claims, including judgments, but does not include any portion of a settlement or judgment attributable to American Capitol's or Texas Imperial's policy administration services.

     3 Beginning reserve will be 12/31/98 reserves for Issue Age and Attained Age.

     The only item that should require estimation is the 12/31/01 claim liability still remaining unpaid as of 6/30/02.
     Example for policy years of exposure:

                                     Attained Age
                                 Policies In Force
       1/99                             5,600
       2/99                             5,550
       3/99                             5,500
       4/99                             5,450
       5/99                             5,400
       6/99                             5,350
       7/99                             5,300
       8/99                             5,250
       9/99                             5,200
       10/99                            5,150
       11/99                            5,100
       12/99                            5,050
       Total Exposure Months           63,900
                     divided by            12
       Total Policy Years of Exposure   5,325


Calculation Process

Actual Statutory Gains and Losses will be determined, according to the formula, for each of the three blocks separately for each calendar year from the Effective Date through 12/31/01.

Within each block, the sum of the actual Statutory Gains and Losses will be compared to the sum of the expected Statutory Gains and Losses over the same period and the excess of actual over expected will be divided by the number of policy years of exposure during the experience period to get the Excess Statutory Gains and Losses Per Policy Per Year for each block.

The Excess Statutory Gains and Losses Per Policy Per Year is multiplied by the number of policies in force for each block at 12/31/01 and then multiplied by an annuity factor (unique to each block) to get the Present Value, as of 12/31/01, of Excess Statutory Gains and Losses over the remaining 7 years of the projection period through 12/31/08.

The number of policies in force at 12/31/01 for each block are multiplied by an annuity factor, unique to each block, to get the Present Value, as of 12/31/01, of Expected Statutory Gains and Losses over the remaining 7 years of the projection period.

The actual Statutory Gains and Losses in each calendar year through 12/31/01, the Present Value of Excess Statutory Gains and Losses as of 12/31/01, and the Present Value of Expected Statutory Gains and Losses as of 12/31/01 are discounted to 12/31/98 at each block's discount rate and added to the accumulated gain from the Pre-Standard block prior to 12/31/98. This amount is the total "actual" Statutory Gains and Losses for American Capitol.

The total "actual" Gains and Losses is compared to the total
  "expected" Gains and Losses of -$3,300,000. To the extent the actual gains and losses exceeds the expected gains and losses, the excess is refunded to the guaranty associations according to the following schedule:


         First $500,000 of Excess    50%
         Next $500,000 of Excess     75%
         Over $1,000,000 of Excess   90%


The refund to the guaranty associations will not exceed the $5,100,000 of initial funding provided by the guaranty associations, accumulated at the rate of 5.3% from closing until the date of the refund payment.

Exhibit IV B-1

Total Expected Profits and Expected Return
(as agreed upon)

Effective Date - attained Age & Issue Age Blocks          6/1/99
Effective Date - Pre-Standard Block                      11/1/98
Investment Earnings Rate                                    5.3%
Pre-Standard & Attained Age Discount Rate                  20.0%
Issue Age Discount Rate                                     5.3%

               Projected Pre-Tax Statutory Gains/Losses



    Year           502          Issue       Attained
   Ending      Pre-Standard      Age          Age        Total

K 12/31/1998       49,160                                49,160
L 12/31/1999      360,491   -1,809,351     -98,912   -1,547,772
M 12/31/2000      289,554   -1,437,091    -114,696   -1,262,233
N 12/31/2001      245,205     -960,868    -115,623     -831,286
O 12/31/2002      206,563     -566,222     -94,944     -454,603
P 12/31/2003      169,814     -222,650     -69,372     -122,208
Q 12/31/2004      143,879       17,593     129,010      290,482
R 12/31/2005      121,014       67,844     278,021      466,879
S 12/31/2006      101,940       77,284     286,960      466,184
T 12/31/2007       84,716       68,365     296,086      449,167
U 12/31/2008       70,219       50,311     300,489      421,019
V         This line intentionally left blank
W         This line intentionally left blank

                        Projected Policy Count

  Year    502     Issue        Attained
 Ending        Pre-Standard      Age          Age        Total

K 12/31/1998
L 12/31/1999        1,092        6,193       5,787       13,072
M 12/31/2000          780        4,954       4,538       10,272
N 12/31/2001          557        3,964       3,765        8,286
O 12/31/2002          434        3,171       3,170        6,775
P 12/31/2003          341        2,537       2,693        5,571
Q 12/31/2004          270        2,029       2,289        4,588
R 12/31/2005          215        1,623       1,946        3,784
S 12/31/2006          171        1,299       1,654        3,124
T 12/31/2007          136        1,039       1,406        2,581
U 12/31/2008          108          831       1,195        2,134
V         This line intentionally left blank
W          This line intentionally left blank

                      502 Pre-    Issue    Attained
                      Standard    Age       Age         Total

X  Expected Profits
   K+L+M+N            944,410 (3,583,616) (189,909)  (2,829,115)

Y  Annuity Factor PV
   of Profits O through
   U)/Policy Count (N)             1.80        2.70         2.19

Note:  Pre-Standard and Attained Age use 20% and Issue Age uses 5.3%.

Exhibit IV B-2

Actual Profit (Note: Amount Below are for Illustrative Purposes Only) (from Exhibit VI A at the end of Year 3)

      Year         Pre-       Issue      Attained
     Ending      Standard      Age         Age         Total

Z  12/31/1998    49,160
AA 12/31/1999   460,491   (12,709,351)     1,088    (1,247,772)*
AB 12/31/2000   389,554    (1,337,091)   (14,696)     (962,233)*
AC 12/31/2001   345,205      (860,868)   (15,623)     (531,286)*
               -------------------------------------------------
AD            1,244,410    (3,907,310)   (29,231)   (2,692,131)@
                                                    ===========

* Amounts are for illustrative purposes only and will change based upon actual experience

@ = Z+AA+AB+AC

Exhibit IV B-3

Policies (Note: Amounts Below are for Illustrative Purposes Only)
(from Exhibit VI A at the end of Year Three)


                            Pre-      Issue    Attained
                           Standard    Age       Age      Total

AE Policy Years of Exposure   3,300    16,429    15,607  35,336 *
AF Policies in Force at End
   of Year Three                557     3,964     3,765   8,236 *


Assumed Present Value of Future Profits Per Policy in Force at
End of Year Three

                            Pre-       Issue    Attained
                           Standard     Age       Age    Total

AG Policies in Force at End
   of Year Three                557     3,964     3,765   8,236
AH Present Value PV of
   Profits (O though U)     520,620  (523,380)  379,782 377,023
AI PV/Policies  AH/AG           935      (132)      101      46

* Amounts are for illustrative purposes only and will change based upon actual experience.

Exhibit IV B-4

Excess Profits (Note: Amounts Below are for Illustrative Purposes Only)

                          502 Pre-     Issue    Attained
                           Standard     Age       Age    Total

AJ Excess Profits Per
   Policy Per Year
   (X-AD)/AE                  90.91  -19.70     10.30     3.88 *

AK PV of Excess Profits
   at End of Year Three
   Y*AF*AJ                   91,165 (210,853)  84,874  (34,814)*

* Amounts are for illustrative purposes only and will change based upon actual experience.

Exhibit IV B-5

Total "Actual" Return to American Capitol as of Effective Date
(Note:  Amounts Below are for Illustrative Purposes Only)

                                              Source
AL Present Value of Excess Profits    AK times Discount Factor
AM Present Value of Expected Profits  AH times Discount Factor
AN Actual Profit Pre-Closing          Z
AO Actual Profit Year 1               AA
AP Actual Profit Year 2               AB
AQ Actual Profit Year 3               AC

                 Pre-Standard     Issue Age          Attained Age

AL                 56,922           (184,518)            52,994
AM                325,065           (458,012)           237,128
AN                 49,160                   0                 0
AO                414,030         (1,658,624)               978
AP                291,875         (1,232,110)           (11,011)
AQ                215,539           (753,350)            (9,755)

           Years of        Discount    Discount Factor
           Discount     Factor at 5.3%      at 20%        Total

AL           2.583         0.87510         0.62438     (74,603)  *
AM           2.583         0.87510         0.62438      104,180  *
AN           0.000         1.00000         1.00000       49,160
AO           0.583         0.97032         0.89911  (1,243,616)  *
AP           1.583         0.92149         0.74926    (941,245)  *
AQ           2.583         0.87510         0.62438    (547,566)  *
                                                    (2,663,689)  *

Note:  Pre-Standard and Attained Age are discounted at 20%, Issue
Age is discounted at 5.3%.

* Amounts are for illustrative purposes only and will change based upon actual experience.